Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)

bank)

101 North Phillips Avenue

Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_____________________________

THE SOUTHERN COMPANY

(Exact name of obligor as specified in its charter)

Delaware	58-0690070
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

30 Ivan Allen Jr., Blvd., N.W.

Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip code)

_____________________________

Senior Notes

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.

A copy of the Articles of Association of the trustee now in effect. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.)

Exhibit 2.

A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.)

Exhibit 3.	See Exhibit 2

Exhibit 4.

Copy of By-laws of the trustee as now in effect. (Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.)

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 8th day of May 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Elizabeth T. Wagner
Elizabeth T. Wagner
Vice President

EXHIBIT 6

May 8, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Elizabeth T. Wagner
Elizabeth T. Wagner
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
______________

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	$ 11,932
Interest-bearing balances	15,623

Securities:

Held-to-maturity securities	0
Available-for-sale securities	73,363

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold in domestic offices	19,749
Securities purchased under agreements to resell	1,513

Loans and lease financing receivables:

Loans and leases held for sale	13,140
Loans and leases, net of unearned income	335,209
LESS: Allowance for loan and lease losses	8,273
Loans and leases, net of unearned income and allowance	326,936
Trading Assets	11,366
Premises and fixed assets (including capitalized leases)	4,347
Other real estate owned	1,031
Investments in unconsolidated subsidiaries and associated companies	427

Intangible assets

Goodwill	11,371
Other intangible assets	15,449
Other assets	32,711
___________
Total assets	$538,958

LIABILITIES

Deposits:

In domestic offices	$308,404
Noninterest-bearing	75,417
Interest-bearing	232,987
In foreign offices, Edge and Agreement subsidiaries, and IBFs	38,446
Noninterest-bearing	991
Interest-bearing	37,455

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices	45,153
Securities sold under agreements to repurchase	28,427

Dollar Amounts
In Millions
_______________

Trading liabilities	7,240

Other borrowed money

(includes mortgage indebtedness and obligations under capitalized leases)	43,555
Subordinated notes and debentures	12,971
Other liabilities	12,957
_______
Total liabilities	$497,153

Minority interest in consolidated subsidiaries	154

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	28,659
Retained earnings	16,644
Accumulated other comprehensive income	(4,172)
Other equity capital components	0
________
Total equity capital	41,651
________
Total liabilities, minority interest, and equity capital	$538,958

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf	Directors

Carrie Tolstedt